UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2020

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed by Guess?, Inc. (the “Company”) in a Form 8-K filed with the Securities and Exchange Commission on March 31, 2020, Carlos Alberini (the Company’s Chief Executive Officer), Paul Marciano (the Company’s Chief Creative Officer) and Kathryn Anderson (the Company’s Chief Financial Officer) (collectively, the “Executives”) agreed to temporarily reduce their base salaries by 70%, 70% and 30%, respectively, beginning April 5, 2020 and ending on such date as may be agreed upon by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) and the Executives. On July 30, 2020, the Compensation Committee approved, effective with the payroll period commencing July 26, 2020, the restoration of the base salary levels for Mr. Alberini and Ms. Anderson to their respective levels as in effect prior to the April 5, 2020 reduction and an increase in Mr. Marciano’s base salary to $1,200,000 annually. The Executives are not entitled to any back pay for the period of time that their base salaries were reduced.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 31, 2020	GUESS?, INC.

		By:	/s/ Carlos Alberini
Carlos Alberini Chief Executive Officer

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